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                                                               EXHIBIT 99-B.8.52

                FIRST AMENDMENT TO SHAREHOLDER SERVICES AGREEMENT

THIS FIRST AMENDMENT TO THE SERVICES AGREEMENT (the "First Amendment") is made and entered into as of the __ day of August, ____ by and among AETNA INVESTMENT SERVICES, INC. ("AISI") and FEDERATED ADMINISTRATIVE SERVICES ("FEDERATED").

                                   WITNESSETH

     WHEREAS, AISI and FEDERATED are parties to a Shareholder Services Agreement dated October 4, 1999, (the "Agreement"); and

     WHEREAS, the parties now desire to modify the Agreement in order to allow AISI to make shares of certain funds available to certain separate accounts of Aetna Life Insurance and Annuity Company ("ALIAC") and Aetna Insurance Company of America ("AICA"), interests of which may be offered to contract holders through certain variable annuity contracts, for which AISI will perform administrative services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, the parties agree as follows:

         1. The parties hereby agree that AISI shall be authorized to make shares of the funds covered by the Agreement available for purchase by Variable Annuity Accounts B, C, D and F of ALIAC, and Variable Annuity Account I of AICA, subject to the terms, including compensation to be paid to AISI for such services, of the Agreement.

         2. In the event that there is any conflict between the terms of this First Amendment and the Agreement it is the intention of the parties hereto that the terms of this First Amendment shall control, and the Agreement shall be interpreted on that basis. To the extent that the provisions of the Agreement have not been amended by this First Amendment, the parties hereto confirm and ratify the Agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written.


                                     AETNA INVESTMENT SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Name:  Laurie M. LeBlanc
                                              ----------------------------------
                                        Title: Pursuant to a Delegation of
                                               Authority dated August 12, 1998
                                              ----------------------------------


                                     FEDERATED ADMINISTRATIVE SERVICES


                                        By:
                                            ------------------------------------

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                                        Name:
                                              ----------------------------------
                                        Title:
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